Exhibit 99.1

Avnet, Inc. to Publish CFO Review Prior to Fiscal Fourth Quarter
And Fiscal Year 2010 Earnings Conference Call

Phoenix, August 6, 2010 - Avnet, Inc. (NYSE:AVT) today announced that on August 11, 2010 it will publish a review of its fiscal fourth quarter and fiscal year 2010 results by Ray Sadowski, chief financial officer. This document will be in addition to the earnings release and will be available for download at www.ir.avnet.com immediately following the release of Avnet’s earnings press release at approximately 8:00 AM Eastern time (5:00 AM Arizona Time).

The review provides details that have typically been part of the conference call in the past. Providing the materials in advance of the conference call will give investors more time to digest the substance of the earnings call and allow more time for interactive questions and answers with management during the conference call.

About Avnet

Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended July 3, 2010, Avnet generated revenue of $19.16 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

CONTACT:	Avnet, Inc. Vincent Keenan Investor Relations (480) 643-7053 investorrelations@avnet.com